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                                                                      Exhibit 21
                                                                      ----------

                            List of Subsidiaries of
                            ------------------------

                        Trump's Castle Associates, L.P.
                        -------------------------------


Name of Subsidiary                       State of Organization/Incorporation
------------------                       -----------------------------------

Trump's Castle Funding, Inc.             New Jersey


                            List of Subsidiaries of
                            -----------------------

                         Trump's Castle Funding, Inc.
                         ----------------------------

None.